UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2022
Stratus Properties Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37716	72-1211572
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

212 Lavaca St., Suite 300
Austin	Texas	78701
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code: (512) 478-5788

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	STRS	The NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02. Termination of a Material Definitive Agreement.

In connection with the closing on May 31, 2022, of the previously announced sale of Block 21, described below, Stratus Block 21, L.L.C. (Stratus Block 21), a wholly owned subsidiary of Stratus Properties Inc. (Stratus), was released as borrower under the Loan Agreement dated January 5, 2016, as amended, in the original principal amount of $150.0 million, with Goldman Sachs Mortgage Company (the Block 21 Loan), and Stratus was released as guarantor under the related guaranty dated January 5, 2016. Generally, the releases do not extend to matters such as damages prior to the closing for which Stratus or Stratus Block 21 would be liable under the environmental indemnity agreement relating to the Block 21 Loan, acts or omissions prior to the closing that would give rise to liability under the agreements relating to the Block 21 Loan, or liability for fraudulent or tortious conduct or false or misleading representations.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On May 31, 2022, Stratus completed the disposition of the real and personal property associated with Block 21 to Ryman Hospitality Properties, Inc., a Delaware corporation (Ryman) and its affiliates (collectively, Purchaser). Block 21 was Stratus’ wholly owned mixed-use real estate property in downtown Austin, Texas. Block 21 contains the 251-room W Austin Hotel and is home to Austin City Limits Live at the Moody Theater, a 2,750-seat entertainment venue that serves as the location for the filming of Austin City Limits (ACL Live), the longest running music series in American television history. Block 21 also includes Class A office space, retail space and the 3TEN ACL Live entertainment venue and business.

Net cash proceeds from the sale were approximately $117 million pre-tax (before prorations, but including $6.9 million deposited into an escrow account at closing as discussed below) and are expected to be approximately $90 million after prorations and income taxes. Stratus expects to record a pre-tax gain on the sale of approximately $120 million in the second quarter of 2022 (approximately $94 million after tax).
The sale was made pursuant to an Agreement of Sale and Purchase dated October 26, 2021 between Stratus Block 21 and Ryman (the Purchase Agreement). Contemporaneously with the sale completed pursuant to the Purchase Agreement, Stratus Block 21 Investments, L.P., a Texas limited partnership (Block 21 Investments), another wholly owned, indirect subsidiary of Stratus, transferred all of the membership interests in its wholly owned subsidiary Block 21 Service Company LLC (Block 21 Service) to Purchaser pursuant to a Membership Interest Purchase Agreement with Ryman (the Membership Interest Purchase Agreement, and together with the Purchase Agreement, the Agreements). Block 21 Service owns and operates the music, entertainment and private event businesses currently known as ACL Live and 3TEN ACL Live, and is party to lease agreements with Stratus Block 21, as landlord, and Block 21 Service, as tenant; these leases were transferred to Purchaser at the closing.

In connection with the closings of the transactions, and in accordance with the terms of the Agreements, Purchaser paid an aggregate purchase price of approximately $260 million, less a downward adjustment of $5.0 million, which purchase price includes the Purchaser’s assumption of approximately $136 million of existing mortgage debt, with the remainder paid in cash.

In order to secure Stratus Block 21’s and Block 21 Investments’ responsibilities for the accuracy of certain representations and warranties in the Agreements, $6.9 million of the purchase price will be held in escrow for 12 months after the closing, subject to a longer retention period with respect to any required reserve for pending claims.

The foregoing description of the Agreements and the transactions contemplated thereby is not intended to be complete and is qualified in its entirety by reference to the Agreements, copies of which are Exhibit 2.1 and Exhibit 2.2 to this report and are incorporated herein by reference.

Item 8.01. Other Events.

On June 1, 2022, Stratus issued a press release titled “Stratus Properties Inc. Completes Sale of Block 21 to Ryman Hospitality Properties, Inc. for $260 Million.” A copy of the press release is incorporated by reference into this Item 8.01.

Item 9.01. Financial Statements and Exhibits.

(b) Pro forma financial information.

The results of operations of Block 21 were presented as discontinued operations, and Block 21’s assets and liabilities were presented as held for sale, in Stratus’ consolidated financial statements as of and for the two-year period ended December 31, 2021, included in Stratus’ Annual Report on Form 10-K for the year ended December 31, 2021 and for the three months ended March 31, 2022, included in Stratus’ Quarterly Report on Form 10-Q for the quarter ended March 31, 2022.

Accordingly, there is no pro forma effect to Stratus’ income (loss) from continuing operations as reflected in Stratus' consolidated statements of comprehensive income (loss) for the years ended December 31, 2021 and 2020, or the three months ended March 31, 2022. However, assuming the disposition had closed on March 31, 2022, Stratus would have recorded in discontinued operations in the consolidated statement of comprehensive income for the three months ended March 31, 2022, a pre-tax gain of approximately $120 million (approximately $94 million after-tax) upon closing of the sale.

The pro forma effects of the Block 21 disposition on Stratus’ consolidated balance sheet at March 31, 2022, assuming the disposition had closed on March 31, 2022, would have been as follows:

•Total assets of $544.8 million would be reduced by approximately $34 million, reflecting the net effect of the following:

◦the disposition of $151.2 million of assets held for sale related to Block 21, of which $7.7 million of cash was retained by Stratus;

◦the reversal of Block 21-related deferred tax assets of $4.8 million;

◦the addition of approximately $115 million in cash and cash equivalents, reflecting closing proceeds, including prorations, and the $7.7 million of cash retained that was presented as assets held for sale; and

◦the addition of $6.9 million in restricted cash, reflecting the portion of the purchase price held in escrow for 12 months after closing, subject to a longer retention period with respect to any required reserve for pending claims.

•Total liabilities of $334.2 million would be reduced by approximately $130 million, reflecting the net effect of the following:

◦the disposition of $149.7 million of liabilities held for sale, reflecting debt and other liabilities of Stratus Block 21 and Block 21 Service assumed by the Purchaser; and

◦the addition of accrued liabilities of approximately $20 million, reflecting the accrual of federal and state income taxes on the gain resulting from the sale.

•Total equity of $210.6 million would be increased by approximately $94 million, reflecting the gain on sale, net of income taxes.

Pro forma adjustments are provided in accordance with Article 8-05 and Article 11 of Regulation S-X as required by U.S. Securities and Exchange Commission rules and do not purport to represent what the actual consolidated results of operations or the consolidated financial position of Stratus would have been had the Block 21 disposition occurred on the dates assumed, nor are they necessarily indicative of Stratus’ future consolidated results of operations or consolidated financial position.

(d) Exhibits.

Exhibit Number	Exhibit Title
2.1
Agreement of Sale and Purchase, dated October 26, 2021 between Stratus Block 21, L.L.C. and Ryman Hospitality Properties, Inc. (incorporated herein by reference to Exhibit 2.2 to Stratus’ Annual Report on Form 10-K filed on March 31, 2022).

2.2
Membership Interest Purchase Agreement, dated October 26, 2021 between Stratus Block 21 Investments, L.P. and Ryman Hospitality Properties, Inc. (incorporated herein by reference to Exhibit 2.3 to Stratus’ Annual Report on Form 10-K filed on March 31, 2022).

99.1
Press release dated June 1, 2022, titled “Stratus Properties Inc. Completes Sale of Block 21 to Ryman Hospitality Properties, Inc. for $260 Million” (incorporated herein by reference to Exhibit 99.1 to Stratus' Current Report on Form 8-K filed on June 1, 2022).

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Stratus Properties Inc.

By: /s/ Erin D. Pickens
Erin D. Pickens
Senior Vice President and
Chief Financial Officer
(authorized signatory and
Principal Financial Officer)

Date: June 2, 2022